Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2017, included in the proxy statement/prospectus/information statement of Ophthalix Inc. that is made a part of the Registration Statement (Form S-4) of Ophthalix Inc. for the registration of shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
July 27, 2017	A Member of Ernst & Young Global